Exhibit 10.3

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

PROMISSORY NOTE

$500,000	May 10, 2024

For value received, Akari Therapeutics, plc, a company incorporated in England and Wales with registered number 05252842 (“Maker”), hereby promises to pay to [ ], an individual with his principal address at [ ] and his heirs, successors or assigns as indicated in the Register (as defined below) (“Payee”), the aggregate principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), plus any interest accrued thereon from time to time in accordance with Section 2(a) hereof, in the amounts and on the dates set forth in this Promissory Note (this “Note”).

1.
Payment of Principal. Maker shall pay the principal balance of this Note to Payee on the first to occur of (a) the date falling ten (10) Business Days after Maker receives payment in respect of a research and development tax credit from HM Revenue and Customs, and (b) the date that is six (6) months following the date of this Note (the “Maturity Date”).
2.
Interest Rate; Payment of Interest.
(a)
The principal amount outstanding under this Note shall accrue interest at a fixed rate equal to fifteen percent (15.0%) per annum; provided that upon the occurrence and during the continuance of an Event of Default under Section 5(a)(i) of this Note, the principal amount outstanding under this Note shall, if Payee so notifies Maker in writing, accrue interest at a fixed rate equal to seventeen percent (17.0%) per annum. Interest shall accrue on the outstanding principal of this Note until all outstanding principal of and other amounts under this Note have been paid in full. Interest shall be computed on the basis of a 365-day year for the actual number of days elapsed including the date of this Note and excluding the date of repayment.
(b)
Any repayment or prepayment under this Note (including any repayment of the Note on the Maturity Date) shall be made with accrued and unpaid interest on the then-outstanding principal amount of this Note.
3.
Voluntary Prepayment. Maker may prepay, in whole or in part, the outstanding principal balance of this Note, without premium or penalty, provided that Maker shall provide Payee at least two (2) business days’ prior written notice. In this Note, “business day” means a means any day other than Saturday or Sunday or public holiday under the laws of the State of New York or other day on which banking institutions are authorized or obligated to close in New York, New York.
4.
Optional Conversion.
(a)
Subject to the terms and conditions hereof, Payee, at its sole option, may deliver to Maker a notice, in the form attached hereto as Exhibit A (a “Conversion Notice”), at any time and from time to time after the date hereof and prior to the payment of the principal amount and all accrued interest thereon (but in any event not later than ten (10) Business Days prior to the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 4, 2024, by and between Maker, Pegasus Merger Sub, Inc., and Peak Bio, Inc. (the “Merger Agreement”)), to convert all or any portion of the outstanding principal balance of this Note, together with any unpaid accrued interest thereunder (the “Conversion Amount”), into Maker’s American Depository Shares representing two thousand (2,000) Parent Ordinary Shares (the “Conversion Shares”) at a conversion price (“Conversion

Price”) equal to $1.59 (which Conversion Price is not less than the “Minimum Price” as specified by Nasdaq Rule 5635(d) as of the execution date of this Note) (the “Conversion”). The number of Conversion Shares issued to Payee on the Conversion shall be equal to the quotient obtained by dividing the Conversion Amount by the Conversion Price. Notwithstanding the foregoing, Payee may not convert an outstanding principal amount of this Note or accrued and unpaid interest thereon to the extent such conversion would require Maker to issue ordinary shares in excess of Maker’s then sufficient authorized and unissued allotment of ordinary shares.

(b)
Not later than three (3) trading days after the Conversion Date; provided that a conversion notice on any such date is received prior to 12 p.m. EST and for notices received after 12 p.m. EST, then on the fourth Trading Day (the “Delivery Date”), Maker will deliver to Payee a certificate or certificates or evidence of book-entry notation representing the number of Conversion Shares being acquired upon the Conversion (subject to the limitations set forth in Section 3 hereof). Payee agrees to execute and become party to all agreements that Maker reasonably requests in connection with the Conversion that all other holders of the Conversion Shares are or have been required to execute and become party.
(c)
On Conversion, Payee shall surrender this Note to Maker (if in Payee’s possession or control). Maker shall not be required to issue or deliver any Conversion Shares until Payee has surrendered this Note (if in Payee’s possession or control) and delivered it to Maker. If Conversion would result in the issuance of any fractional shares, Maker shall, in lieu of issuance of any fractional shares, pay Payee a sum in cash equal to the product of the then current fair market value of one Conversion Share by such fraction.
5.
Defaults. Each of the following conditions, events or circumstances is an “Event of Default”: (a) Maker fails to pay (i) any principal required to be paid hereunder within three business days of its due date, or (ii) any interest required to be paid hereunder within seven business days of its due date; (b) an involuntary case against Maker under any applicable bankruptcy or insolvency law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts commences and is not dismissed, discharged or bonded on or before the date that is sixty (60) days after its commencement; (c) a court with proper jurisdiction enters a decree or order for relief against Maker in an involuntary case under any applicable bankruptcy or insolvency law of a nature referred to in clause (b) above; (d) a court with proper jurisdiction appoints a receiver, liquidator, custodian or trustee for Maker or for any substantial part of Maker’s property with respect to the winding up or liquidation of Maker’s affairs; or (e) Maker commences a voluntary case under any applicable bankruptcy or insolvency law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, makes a general assignment for the benefit of Maker’s creditors, consents to the appointment of a receiver, liquidator, custodian or trustee for Maker or for a substantial part of Maker’s property, or consents to the entry of an order for relief against Maker in an involuntary case under any applicable bankruptcy or insolvency law.
6.
Consequence of Event of Default. Upon the occurrence and during the continuance of an Event of Default, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest and all other sums payable hereunder shall, at the option of Payee (or automatically with respect to Section 5(b) through (e) of this Note), become immediately due and payable, without any action or election by Payee.

7.
Payments. The accounts or records maintained by Payee shall be prima facie evidence, absent manifest error, of the amount of outstanding principal under this Note and interest and the interest and payments thereon. Any failure to so record, or any error in doing so, shall not, however, limit the obligation of Maker hereunder to pay any amount owing with respect to this Note. Principal and interest due and payable under this Note shall be paid to Payee in lawful money of the United States of America in immediately available funds at such address as may be specified in a written notice to Maker by Payee or if no address is specified, at Payee’s principal place of business. If any payment on this Note is due on a day which is not a business day, such payment shall be made on the next succeeding business day.
8.
Interest Rate. If the interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder shall be reduced to the maximum amount permitted by law.
9.
Representations, Warranties and Covenants of Maker. Maker hereby represents and warrants to Payee as follows:
(a)
Organization; Subsistence and Qualification. Maker is a corporation duly formed, validly existing and in good standing under the laws of England and Wales. Maker has the requisite power to own and operate its material properties and assets and to carry on its business as now conducted and as presently proposed to be conducted in all material respects. Maker is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect with respect to Maker and its consolidated business, operations or assets, taken as a whole (a “Material Adverse Effect”).
(b)
Corporate Power. Maker has all requisite corporate power to execute and deliver this Note and to carry out and perform its obligations under the terms of this Note.
(c)
Authorization. All action on the part of Maker necessary for the authorization of this Note and the execution, delivery and performance of all obligations of Maker under this Note, including the issuance and delivery of this Note pursuant hereto, has been taken or will be taken prior to the issuance of this Note. This Note, when executed and delivered by Maker, shall constitute valid and binding obligations of Maker enforceable in accordance with its terms, subject to laws of general application relating to equitable principles, bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. This Note has been issued in compliance with all applicable federal and state securities laws, and free of any liens or encumbrances.
(d)
Litigation. To the knowledge of Maker, there is no action, suit, proceeding, claim, order or investigation pending or threatened in writing against Maker before any court or administrative agency that, if adversely determined, would reasonably be expected to have a Material Adverse Effect. There is no judgment, decree or order against Maker, that would reasonably be expected to prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Note, or that would reasonably be expected to have a Material Adverse Effect.
(e)
Governmental Consents. There is no consent or approval required from any federal or state governmental authority on the part of Maker required in connection with the execution, delivery and performance of this Note and the completion of the transactions contemplated by this Note.
(f)
Compliance with Other Instruments. Maker is not in violation of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect. The execution, delivery and performance of this Note will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of Maker or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to Maker, in each case to an extent that would reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, Maker has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for Maker to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause Maker to offer or issue any securities of Maker as a result of the consummation of the transactions contemplated hereunder.
(g)
No breach of other obligations. Maker is not in violation of any term of, or in default under, any contract, agreement or instrument relating to any indebtedness for borrowed money that would reasonably be expected to result in a Material Adverse Effect.
10.
Waivers by Maker. Maker hereby waives: (a) any right to require Payee, as a condition of payment or performance by Maker, to (i) proceed against any guarantor of the Obligations or any other person, entity or group, (ii) proceed against or exhaust any security held from any guarantor or any other person, entity or group, or (iii) pursue any other remedy in the power of Payee whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Maker or any guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Maker or any guarantor from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Payee’s errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are in conflict with the terms hereof and any legal or equitable discharge of Maker’s obligations hereunder, (ii) any rights to set-offs, recoupments and counterclaims, and (iii) promptness or diligence; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related hereto, notices of any renewal, extension or modification of the Obligations, notices of any extension of credit to Maker and notices of any of other matters and any right to consent hereunder to any thereof; and (g) any defenses or benefits derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
11.
Exercise of Remedies. No delay or omission on the part of Payee in the exercise of any right or remedy under this Note shall operate as a waiver thereof, and no partial exercise of any right or remedy, acceptance of a past due installment or other indulgences granted from time to time shall be construed as a novation of this Note or precludes other or further exercise thereof or the exercise of any other rights or remedy.
12.
Collection Costs. If Maker fails to pay any amounts due hereunder when due, Maker shall pay to Payee, in addition to such amounts due, on demand, all reasonable documented out of pocket costs and expenses of collection, including reasonable documented out of pocket attorneys’ fees.
13.
Governing Law. This Note shall be governed and construed in accordance with the laws of the State of New York.
14.
Counterparts. This Note may be executed in any number of counterparts or counterpart signature pages (by DocuSign or other electronic transmission or otherwise), each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
15.
Fees and Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Note.

16.
Assignment; Registered Note.
(a)
This Note shall be binding upon and inure to the benefit of the successors, heirs and assigns of Maker and Payee. Maker shall not be entitled to assign any of its rights or obligations hereunder. Payee shall be entitled to assign its rights under this Note, with the consent of Maker, and on any such assignment Payee will provide to Maker the corresponding assignment agreement, and surrender this Note to Maker for re-issuance to the transferee (who shall be treated as Payee for purposes of this Note). Any prohibited assignment of this Note is absolutely void ab initio. This Note may be pledged by Payee to any of its lenders or creditors as collateral with the consent of Maker. Maker shall maintain at one of its offices a copy of any such assignment agreement delivered to it and a register for the recordation of the names and addresses of each Payee (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and Maker shall treat each person or entity whose name is recorded in the Register pursuant to the terms hereof as a Payee hereunder for all purposes of this Note, notwithstanding notice to the contrary.
(b)
This Note is registered as to principal and interest with Maker. Notwithstanding any provision of this Note to the contrary, this Note may be transferred only in accordance with the terms of Section 16(a) of this Note. The foregoing provisions are intended to cause this Note to be in registered form (within the meaning of Treasury Regulations Section 5f.103-1(c)) and shall be interpreted consistently therewith. If Payee is other than a United States person, Payee agrees to provide Maker with a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) establishing Payee’s status as other than a United States person, and if Payee is a United States person, Payee agrees to provide Maker with a properly executed IRS Form W-9.

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Execution copy

IN WITNESS WHEREOF, the parties hereto have executed this Note as of the date first set forth above.

AKARI THERAPEUTICS, PLC

__________________________________

Name:

Title:

ACCEPTED AND AGREED TO:

__________________________________

By: